Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in the Current Report on Form 8-K/A (File No. 333-224744) and consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 001-38483) of BayCom Corp of our report dated February 14, 2019, relating to our audits of the consolidated financial statements of Uniti Financial Corporation and Subsidiary as of and for the years ended December 31, 2018 and 2017.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

July 30, 2019